EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Community Financial Corporation on Form S-8 of our report dated April 29, 2003, relating to the consolidated financial statements of Community Financial Corporation and subsidiary as of and for the years ended March 31, 2003 and 2002, incorporated by reference in the Annual Report on Form 10-KSB of Community Financial Corporation for the year ended March 31, 2003.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia
September 29, 2003